Exhibit 99.1

news release

FOR IMMEDIATE RELEASE

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Jim Trainor

Vice President

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Chris Tofalli

Managing Director

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SIRVA Enhances Board of Directors

CHICAGO, September 21, 2005 — SIRVA, Inc. (NYSE: SIR), a global relocation services provider, has appointed Robert W. Nelson and John R. Miller as new independent board members effective December 1, 2005. Additionally, board member Carl T. Stocker has been appointed to the position of Vice Chairman of the Board and Lead Independent Director effective immediately.

Robert W. Nelson joins SIRVA’s board after a 37-year career at General Electric (GE). Most recently, he served as vice president, Corporate Financial Planning and Analysis, where he integrated business financial plans for GE, issued reports on internal financial performance and prepared board and investor presentations for GE’s CEO and CFO.  Among other posts, he also served as CFO for GE Power Systems. He has lectured at GE’s management development center at Crotonville, Yale, Fairfield University, and the University of Illinois. Mr. Nelson holds a bachelor’s degree in philosophy from Carlton College and a master’s degree in American Studies from the University of Chicago.

John R. Miller was previously with The Standard Oil Company as president and chief operating officer and a member of the Board of Directors.  Earlier, he served there as vice president of Finance, vice president of Transportation and senior vice president of Technology. After leaving Standard Oil, Mr. Miller founded and served as chairman

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and CEO of TBN Holdings Inc., a company engaged in resource recovery, and Petroleum Partners, Inc., a firm that provided management services to the petroleum industry. He is currently a director of Eaton Corporation, Cambrex Corporation, and Graphic Packaging Corporation. He was a director of the Federal Reserve Bank of Cleveland for seven years and served as its chairman during the last two years of his term. Mr. Miller received a bachelor’s degree in chemical engineering with honors and an honorary Doctor of Commercial Science from the University of Cincinnati.

Carl T. Stocker became a director of SIRVA in May 2000. Since 1996, he has owned and managed his own acquisition, investment and consulting company. Previously, he served with GE in a number of capacities, including as the chief financial executive and the chief information executive of GE’s Industrial Systems business. He is also a director of VWR International.

“We are very pleased to announce the additions of Bob Nelson and John Miller to the SIRVA Board of Directors,” said James Rogers, Chairman of the Board of Directors of SIRVA. “They both bring enormous business and financial acumen, global experience and leadership to our company.  We definitely have added talent to the governance body of SIRVA.”

About SIRVA, Inc.

SIRVA, Inc. is a leader in providing relocation solutions to a well-established and diverse customer base around the world.  The company is the leading global provider that can handle all aspects of relocations end-to-end within its own network, including home purchase and home sale services, household goods moving, mortgage services and insurance.  SIRVA conducts more than 365,000 relocations per year, transferring corporate and government employees and moving individual consumers.  The company operates in more than 40 countries with approximately 6,000 employees and an extensive network of agents and other service providers.  SIRVA’s well-recognized brands include Allied, northAmerican, Global, and SIRVA Relocation in North America; Pickfords, Huet International, Kungsholms, ADAM, Majortrans, Allied Arthur Pierre,

Rettenmayer, and Allied Varekamp in Europe; and Allied Pickfords in the Asia Pacific region.  More information about SIRVA can be found on the company’s Web site at www.sirva.com.

Forward-Looking Statements

This release includes forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Forward-looking statements are not historical, but are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon SIRVA, Inc. and its subsidiaries.  There can be no assurance that future developments affecting us will be those anticipated by management.  These forward-looking statements are not a guarantee of future performance and involve risks, uncertainties and other factors, including without limitation those described under the caption “Business-Investment Considerations” and other risks described in our 2003 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and other reports we submit to the Securities and Exchange Commission from time to time.  We do not intend, and are under no obligation, to update any particular forward-looking statement included in this release.

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